Exhibit 99.1

Axiall and Lotte Chemical Finalize Joint-Venture Arrangements

ATLANTA, June 17, 2015 — Axiall Corporation (NYSE: AXLL) and Lotte Chemical Corporation (KOSPI: 011170) of the Republic of Korea today announced that the companies have finalized their joint-venture arrangements to construct an ethane cracker. The final investment decision remains subject to approval by both companies’ boards of directors. The companies have formed LACC LLC to design, build and operate an ethane cracker in Louisiana that would produce approximately one million metric tons of ethylene annually once it commenced operation.

Since announcing their intent to partner on the project in February 2014, Axiall and Lotte have also completed a joint FEED study for the plant. The two are now evaluating final project details, including site selection, which is anticipated in Lake Charles, La. A final investment decision is anticipated in the second half of 2015. If approved, the plant’s anticipated start-up would be the end of 2018.

If approved by Lotte’s Board of Directors, Lotte Chemical also plans to build a monoethylene glycol (MEG) plant adjacent to the proposed cracker. Axiall would not have any investment in or ownership of that MEG plant. Lotte Chemical currently operates three crackers in Asia that produce more than 2.8 million metric tons of ethylene capacity annually.

Financial terms of the joint venture call for Lotte to lead the project with Axiall having a maximum capital contribution obligation of $225 million towards the cracker during the engineering, procurement and construction phases of the project. The amount of Axiall’s capital contribution relative to the total, actual cost of constructing the cracker would determine the amount of ownership Axiall holds in the cracker. Axiall will retain an option to increase its ownership level to up to 50 percent of the completed plant.

“Investing for the long-term benefit of both of our companies, today’s announcement continues Axiall’s integration strategy.  If approved, the project meets our strategic objective of providing 50 percent of our future ethylene needs at advantaged cost,” said Paul Carrico, Axiall president and chief executive officer.

“We are pleased to affirm our partnership with Axiall to develop a world-scale ethane cracker fed by U.S. shale gas,” said Soo Young Huh, Lotte Chemical president and chief executive officer. “This investment will build on Lotte Chemical’s global ethylene construction and operating capabilities and increase our manufacturing presence in the North American market.”

About Lotte Chemical

Lotte Chemical is a member of the Lotte Group in Korea, which has been listed on the Korean Stock Exchange since 1991. Lotte Chemical is a leading manufacturer of petrochemical products, such as ethylene, propylene, butadiene, polyethylene, polypropylene, ethylene oxide/glycol, compound resin, polyethylene terephthalate, polycarbonate, methyl methacrylate, ethylene oxide derivatives, benzene, toluene, mixed xylene, purified terephthalic acid and purified isophthalic acid among others. Lotte Chemical, headquartered in Seoul, South Korea, has manufacturing facilities located throughout South Korea, China, Malaysia, Indonesia, Pakistan, UK and the USA. For more information, visit www.Lottechem.com.

About Axiall

Axiall Corporation is a leading integrated chemicals and building products company. Headquartered in Atlanta, Axiall has manufacturing facilities located throughout North America and in

Asia to provide industry-leading materials and services to customers. For more information, visit www.axiall.com.

Contacts:

Investors: Martin Jarosick, +1-770- 395-4524

Media: Chip Swearngan, +1-678-507-0554

Cautionary Statements About Forward-Looking Information

This press release contains certain statements relating to future events and our intentions, beliefs, expectations, and predictions for the future. Any such statements other than statements of historical fact are forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Words or phrases such as “anticipate,” “believe,” “plan,” “estimate,” “project,” “may,” “will,” “intend,” “target,” “expect,” “would” or “could” (including the negative variations thereof) or similar terminology used in connection with any discussion of future plans, actions or events generally identify forward-looking statements. These statements relate to, among other things: (i) the anticipated timing of an investment decision regarding the possible construction of an ethane cracker for producing ethylene; (ii) the estimated length of time it would take to construct the proposed ethane cracker, as well as when that construction may begin; (iii) the anticipated benefits to Axiall of an investment in the proposed ethane cracker; (iv) the amount of Axiall’s future ethylene requirements that may be acquired by Axiall at producer-based economics, and the anticipated benefits of acquiring such ethylene at producer-based economics; (v) Axiall’s plans, objectives, expectations and intentions regarding its ethylene requirements and sources of supply for those requirements; and (vi) other statements of expectations concerning matters that are not historical facts. These statements are based on the current expectations of our management. There are a number of risks and uncertainties that could cause our actual results and timing to differ materially from the forward-looking statements included in this press release. These risks and uncertainties include, among other things: (i) uncertainties caused by volatility in energy and feedstock markets, including future prices, industry capacity levels and demand for Axiall’s products, raw materials and energy costs and availability, and feedstock availability and prices, including without limitation, the future market prices for ethylene; (ii) the current and future state of the engineering, procurement and construction-labor market in the U.S. Gulf Coast; (iii) the inability of Lotte Chemical to obtain the approval from its Board of Directors necessary for Lotte’s investment in, and the construction of, the proposed ethane cracker and related MEG plant;  (iv) Axiall’s inability to: (a) negotiate the terms and conditions of various other agreements with Lotte Chemical on commercially acceptable terms or at all; (b) complete the permitting process and obtain other governmental approvals for the proposed ethane cracker in a timely manner or at all; (c) fund or obtain financing for its capital investment in the proposed ethane cracker on commercially acceptable terms or at all; or (d) obtain the approval of its Board of Directors necessary for it to make the investment in the proposed ethane cracker, or of the financing necessary to fund any such investment; and (v) uncertainties regarding changes in governmental and environmental regulations and the costs and operating restrictions associated with compliance therewith, the adoption of new laws or regulations that may make it more difficult or expensive to operate Axiall’s businesses or manufacture its products, Axiall’s ability to generate sufficient cash flows from its business, future economic conditions in the specific industries to which its products are sold, and global economic conditions.

In light of these risks, uncertainties, assumptions, and factors, the forward-looking events discussed in this press release may not occur. Other unknown or unpredictable factors could also have a material adverse effect on Axiall’s actual future results, performance, or achievements. For a further discussion of these and other risks and uncertainties applicable to Axiall and its business, see Axiall’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and subsequent filings with the SEC. As a result of the foregoing, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Axiall does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events, or changes in its expectations, except as required by law.

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